EXHIBIT 5.1
OPINION ON LEGALITY

                    The Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925

October 14, 2008

U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Hydrogen Hybrid Technologies, Inc.
     Registration Statement on Form S-8

Gentlemen:

        We have acted as special counsel to Hydrogen Hybrid Technologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation for filing with the U. S. Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 9,000,000 shares ("Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), for 2005 Employee Stock Incentive Plan ("Plan") dated July 12, 2005.

        We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, have been legally issued, fully paid and non-assessable.

     In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Interests of Named Experts and Counsel" in the prospectus included in the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Thomas C. Cook, Esq.
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    Thomas C. Cook, Esq.

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